Exhibit 10.2

FORM OF

SHARE CONSIDERATION AND LOAN TRANSFER AGREEMENT

This SHARE CONSIDERATION AND LOAN TRANSFER AGREEMENT (this “Agreement”) is entered into as of [●], by and among Bosch Thermotechnik GmbH, based in Wetzlar and entered in the commercial register of the Wetzlar Local Court under HRB 13 (“Bosch”), Robert Bosch Gesellschaft mit beschränkter Haftung, based in Stuttgart and entered in the commercial register of the Stuttgart Local Court under HRB 14000 (“Robert Bosch”), ads-tec Holding GmbH, based in Nürtingen and entered in the commercial register of the Stuttgart Local Court under HRB 224527 (“ADSH”) and ads-tec Energy plc, an Irish public limited company duly incorporated under the laws of Ireland (“Irish Holdco”).

WHEREAS, this Agreement is entered into pursuant to and in connection with that certain Business Combination Agreement, dated as of [●] (as amended, supplemented, restated or otherwise modified from time to time, the “BCA”), by and among European Sustainable Growth Acquisition Corp., an exempted company incorporated in the Cayman Islands with limited liability under company number 367833 (“SPAC”), Irish Holdco, EUSG II Corporation, an exempted company incorporated in the Cayman Islands with limited liability under company number 379118 (“New SPAC”), Bosch, ADSH and ads-tec Energy GmbH, based in Nürtingen and entered in the commercial register of the Stuttgart Local Court under HRB 762810 (the “Company”), a copy of which is attached hereto as Schedule I, pursuant to which, among other things, SPAC and the Company shall enter into a business combination;

WHEREAS, in connection with the transactions contemplated by the BCA, (a) Bosch desires to transfer as contribution to Irish Holdco, and Irish Holdco desires to accept from Bosch, the Company Shares with the consecutive numbers [●] through [●], (the “Bosch Contributed Shares”), (b) ADSH desires to transfer as contribution to Irish Holdco, and Irish Holdco desires to accept from ADSH, the Company Shares with the consecutive numbers [●] through [●] (the “ADSH Contributed Shares”, and together with the Bosch Contributed Shares, the “Contributed Shares”);

WHEREAS, in connection with the transactions contemplated by the BCA, (a) [Bosch party] desires to sell, assign and otherwise convey to Irish Holdco, and Irish Holdco desires to purchase all right, title and interest of [Bosch party] in and to the Purchased Loans owed by the Company to [Bosch party] outstanding as of the Closing and set forth on Exhibit A-1 (the “Bosch Purchased Loans”) and (b) ADSH desires to sell, assign and otherwise convey to Irish Holdco, and Irish Holdco desires to purchase all right, title and interest of ADSH in and to the Purchased Loans owed by the Company to ADSH outstanding as of the Closing and set forth on Exhibit B-1 (the “ADSH Purchased Loans”), upon the terms and subject to the conditions set forth in this Agreement; and

WHEREAS, in connection with the transactions contemplated by the BCA, (a) Robert Bosch desires to sell, assign and otherwise convey to Irish Holdco, and Irish Holdco desires to purchase all right, title and interest of [Bosch party] in and to and the loans constituting the Additional Financing owed by the Company to Robert Bosch outstanding as of the Closing and set forth on Exhibit A-2 (the “Bosch Additional Financing Loans”), and (b) [ADSH party] desires to sell, assign and otherwise convey to Irish Holdco, and Irish Holdco desires to purchase all right, title and interest of [ADSH party] in and to the loans constituting the Additional Financing owed by the Company to [ADSH party] outstanding as of the Closing and set forth on Exhibit B-2 (the “ADSH Additional Financing Loans”), upon the terms and subject to the conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and in the BCA, the parties hereto agree as follows:

ARTICLE 1
THE TRANSACTION

1.1 Application of Terms of BCA and Interpretation.

(a) This Agreement is being entered into pursuant to and in connection with the BCA and references in this Agreement to the BCA are to the BCA as amended, restated or modified from time to time in accordance with the terms thereof.

(b) Capitalized terms used in this Agreement but not otherwise defined herein have the meanings ascribed thereto in the BCA.

(c) It is the intention of the parties that this Agreement be consistent with the terms of the BCA. Unless expressly provided otherwise in this Agreement, in the event of any conflict or inconsistency between the terms of the BCA and the terms hereof, the terms of the BCA will control to the maximum extent permitted under applicable Law and the parties agree that this Agreement is not intended, and will not be construed in any way, to enhance, modify or decrease any of the rights or obligations of the parties from those contained in the BCA, in each case other than in relation to the transfer of the Bosch Contributed Shares, the ADSH Contributed Shares, the Purchased Loans and the Additional Financing Loans respectively, which shall be governed solely by this Agreement.

1.2 Contribution of Contributed Shares. On the terms set forth in this Agreement and subject to the condition precedent within the meaning of Section 158 para. 1 of the German Civil Code (aufschiebende Bedingung im Sinne des § 158 Abs. 1 des Bürgerlichen Gesetzbuchs) that the Bosch Share Consideration has been delivered to Bosch and the ADSH Share Consideration has been delivered to ADSH, respectively, in accordance with the BCA (such delivery of the Share Consideration, the “Share Consideration Closing”), and in accordance with the BCA, (a) Bosch hereby transfers to Irish Holdco, and Irish Holdco hereby accepts from Bosch the Bosch Contributed Shares and all rights attaching to them at the Share Consideration Closing (including the right to receive all distributions, returns of capital and dividends declared, paid or made in respect of the Bosch Contributed Shares after the Share Consideration Closing) and (b) ADSH hereby transfers to Irish Holdco, and Irish Holdco hereby accepts from ADSH the ADSH Contributed Shares and all rights attaching to them at the Share Consideration Closing (including the right to receive all distributions, returns of capital and dividends declared, paid or made in respect of the ADSH Contributed Shares after the Share Consideration Closing).

1.3 The Parties hereby explicitly confirm that the terms “contributed” and “contribution” in this Agreement do not refer to the Irish law principles of a contribution of shares but refer to the German law principles in particular under the German Civil Code, the German Transformation Act and German Transformation Tax Act of a contribution of shares.

1.4 Sale and Transfer of the Purchased Loans and the Additional Financing Loans.

(a) Robert Bosch hereby sells, transfers, assigns and otherwise conveys to Irish Holdco, without recourse, all the rights, title and interests of Robert Bosch from and after the Closing Date in and to the Bosch Purchased Loans, including all rights to payment in respect thereof, which includes all principal and accrued interest received or receivable by Robert Bosch on or with respect to the Bosch Purchased Loans on and after the Closing Date. Irish Holdco shall be entitled to (and, to the extent received by or on behalf of Robert Bosch, Robert Bosch shall deliver or cause to be delivered to Irish Holdco) all scheduled payments of principal due on the Bosch Purchased Loan on and after the Closing Date, all interest accrued on the Bosch Purchased Loans on and after the Closing Date and all other recoveries of principal and interest collected thereon on and after the Closing Date. In consideration of the sale, transfer, assignment and conveyance of the Bosch Purchased Loans, at the Closing, Irish Holdco shall pay (or cause to be paid) to Robert Bosch the Bosch Purchased Loan Consideration.

(b) [Bosch party] hereby sells, transfers, assigns and otherwise conveys to Irish Holdco, without recourse, all the rights, title and interests of [Bosch party] from and after the Closing Date in and to the Bosch Additional Financing Loans, including all rights to payment in respect thereof, which includes all principal and accrued interest received or receivable by [Bosch party] on or with respect to the Bosch Additional Financing Loans on and after the Closing Date. Irish Holdco shall be entitled to (and, to the extent received by or on behalf of [Bosch party], [Bosch party] shall deliver or cause to be delivered to Irish Holdco) all scheduled payments of principal due on the Bosch Additional Financing Loans on and after the Closing Date, all interest accrued on the Bosch Additional Financing Loans on and after the Closing Date and all other recoveries of principal and interest collected thereon on and after the Closing Date. In consideration of the sale, transfer, assignment and conveyance of the Bosch Additional Financing Loans, at the Closing, Irish Holdco shall pay (or cause to be paid) to [Bosch party] the Bosch Additional Financing Consideration.

(c) ADSH hereby sells, transfers, assigns and otherwise conveys to Irish Holdco, without recourse, all the rights, title and interests of ADSH from and after the Closing Date in and to the ADSH Purchased Loans, including all rights to payment in respect thereof, which includes all principal and accrued interest received or receivable by ADSH on or with respect to the ADSH Purchased Loans on and after the Closing Date. Irish Holdco shall be entitled to (and, to the extent received by or on behalf of ADSH, ADSH shall deliver or cause to be delivered to Irish Holdco) all scheduled payments of principal due on the ADSH Purchased Loan on and after the Closing Date, all interest accrued on the ADSH Purchased Loans on and after the Closing Date and all other recoveries of principal and interest collected thereon on and after the Closing Date. In consideration of the sale, transfer, assignment and conveyance of the ADSH Purchased Loans, at the Closing, Irish Holdco shall pay (or cause to be paid) to ADSH the ADSH Purchased Loan Consideration minus $7,000,000. The Parties acknowledge and agree that $7,000,000 of the ADSH Purchased Loan Consideration has been assigned to Irish Holdco pursuant to Section 2.09 of the BCA.

(d) [ADSH party] hereby sells, transfers, assigns and otherwise conveys to Irish Holdco, without recourse, all the rights, title and interests of [ADSH party] from and after the Closing Date in and to the ADSH Additional Financing Loans, including all rights to payment in respect thereof, which includes all principal and accrued interest received or receivable by [ADSH party] on or with respect to the ADSH Additional Financing Loans on and after the Closing Date. Irish Holdco shall be entitled to (and, to the extent received by or on behalf of [ADSH party], [ADSH party] shall deliver or cause to be delivered to Irish Holdco) all scheduled payments of principal due on the ADSH Additional Financing Loans on and after the Closing Date, all interest accrued on the ADSH Additional Financing Loans on and after the Closing Date and all other recoveries of principal and interest collected thereon on and after the Closing Date. In consideration of the sale, transfer, assignment and conveyance of the ADSH Additional Financing Loans, at the Closing, Irish Holdco shall pay (or cause to be paid) to [ADSH party] the ADSH Additional Financing Consideration.

(e) The transfers and assignments of the Purchased Loans and Additional Financing Loans are subject to the conditions precedent within the meaning of Section 158 para. 1 of the German Civil Code (aufschiebende Bedingung im Sinne des § 158 Abs. 1 des Bürgerlichen Gesetzbuchs) as follows:

(i) the transfer of the Bosch Purchased Loans pursuant to Section 1.4(a) is subject to the receipt of the Bosch Purchased Loan Consideration by Bosch;

(ii) the transfer of the Bosch Additional Financing Loans pursuant to Section 1.4(b) is subject to the receipt of the Bosch Additional Financing Consideration by Robert Bosch;

(iii) the transfer of the ADSH Purchased Loans pursuant to Section 1.4(c) is subject to the receipt of the ADSH Purchased Loan Consideration minus $7,000,000 by ADSH; and

(iv) the transfer of the ADSH Additional Financing Loans pursuant to Section 1.4(d) is subject to the receipt of the ADSH Additional Financing Consideration by [ADSH party].

1.5 Representations and Warranties.

(a) Each of Bosch, [Bosch Party], ADSH, and [ADSH party], severally and not jointly, hereby represent and warrant to Irish Holdco as follows:

(i) Such party has the power, authority and capacity to executed, deliver and perform this Agreement and this Agreement has been duly authorized, executed and delivered by such party.

(ii) The execution, delivery and performance of such party and the consummation by such party of the transactions contemplated by this Agreement do not and will not (A) conflict with or violate any statute, law, ordinance, regulation, rule, code, executive order, injunction, judgement, decree or other order applicable to such party, (B) require any consent, approval or authorization of, declaration, filing or registration with, or notice to, any person or entity, on the part of such party, (C) result in or require the creation of any Lien upon any of its properties or assets (other than under this Agreement, the BCA and the agreements contemplated by the BCA, including the other Ancillary Agreements); or (D) conflict with or result in a breach of or constitute a default under any provisions of such party’s governing documents.

(iii) There is no litigation, adverse proceeding or investigation pending or threatened against such party, before any governmental authority (A) asserting the invalidity of this Agreement, (B) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or (C) seeking any determination or ruling that would reasonably be expected to have a material adverse effect on Irish Holdco with respect to this Agreement or the transactions contemplated by this Agreement.

(b) Robert Bosch represents and warrants to Irish Holdco that Robert Bosch is the sole legal, beneficial and equitable owner of the Bosch Purchased Loans and, subject to the limitations provided by German insolvency law, has good and marketable title thereto, and has the right to assign, sell and transfer the Bosch Purchased Loans to Irish Holdco free and clear of any Lien, and Robert Bosch has not sold, assigned or otherwise transferred any right or interest in or to the Robert Bosch Purchased Loans.

(c) [Bosch party] represents and warrants to Irish Holdco that [Bosch party] is the sole legal, beneficial and equitable owner of the Bosch Additional Financing Loans and, subject to the limitations provided by German insolvency law, has good and marketable title thereto, and has the right to assign, sell and transfer the Bosch Additional Financing Loans to Irish Holdco free and clear of any Lien, and [Bosch party] has not sold, assigned or otherwise transferred any right or interest in or to the Bosch Additional Financing Loans.

(d) ADSH represents and warrants to Irish Holdco that ADSH is the sole legal, beneficial and equitable owner of the ADSH Purchased Loans and, subject to the limitations provided by German insolvency law, has good and marketable title thereto, and has the right to assign, sell and transfer the ADSH Purchased Loans to Irish Holdco free and clear of any Lien, and ADSH has not sold, assigned or otherwise transferred any right or interest in or to the ADSH Purchased Loans.

(e) [ADSH party] represents and warrants to Irish Holdco that [ADSH party] is the sole legal, beneficial and equitable owner of the ADSH Additional Financing Loans and, subject to the limitations provided by German insolvency law, has good and marketable title thereto, and has the right to assign, sell and transfer the ADSH Additional Financing Loans to Irish Holdco free and clear of any Lien, and [ADSH party] has not sold, assigned or otherwise transferred any right or interest in or to the ADSH Additional Financing Loans.

ARTICLE 2
MISCELLANEOUS

2.1 Company Shareholders’ Agreement. Bosch and ADSH herewith irrevocably waive any and all rights under or in connection with the Company Shareholders’ Agreement and/or the Company’s Articles of Association which will be triggered as a consequence of the execution of this Agreement and/or the BCA, including, without limitation, rights of first refusal and pre-emption rights.

2.2 New List of Shareholders. Immediately upon the delivery of the Bosch Share Consideration and the ADSH Share Consideration, respectively, Bosch and ADSH shall each notify the acting notary of the Share Consideration Closing, providing sufficient proof in the form of a written confirmation that the Bosch Share Consideration and the ADSH Share Consideration have been delivered. The acting notary is hereby instructed to file with the commercial register of the Company immediately upon receipt of such notification a new shareholder list in accordance with Section 40 para. 2 of the German Limited Liability Companies Act.

2.3 Amendments and Waivers. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by the parties hereto, or in the case of a waiver, by the party against whom the waiver is to be effective unless stricter form is required by mandatory law, in which case such stricter form requirement shall apply.

2.4 Entire Agreement. This Agreement (together with the BCA, to the extent referred to in this Agreement) constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

2.5 Notices. All notices, requests, claims, demands and other communications hereunder shall be made in accordance with Section 10.01 of the BCA [(except that all such communications to [Bosch party] shall be sent to the contact information for Bosch and all such communications to [ADSH party] shall be sent to the contact information for ADSH)].

2.6 Severability. If any term or other provision of this Agreement is held to be invalid, illegal or incapable of being enforced by any rule of law, or public policy, in whole or in part, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

2.7 Governing Law; Waiver of Jury Trial.

(a) This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed in that State with the exception of (and to the extent mandatorily required) the provisions relating to the transfer of the Contributed Shares, the Purchased Loans and the Additional Financing Loans that shall be governed by German Law. Each of the parties hereby irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the Court of Chancery of the State of Delaware or, if (and only if) the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, the Superior Court of the State of Delaware (Complex Commercial Division) or, if (and only if) the Superior Court of the State of Delaware (Complex Commercial Division) declines to accept jurisdiction over a particular matter, any federal court sitting in the State of Delaware, and any appellate courts therefrom (collectively, the “Chosen Courts”). Each of the parties further agrees that notice as provided herein shall constitute sufficient service of process and the parties further waive any argument that such service is insufficient. Each of the parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any Action arising out of or relating to this Agreement or the transactions contemplated hereby, (i) any claim that it is not personally subject to the jurisdiction of the Chosen Court as described herein for any reason, (ii) that it or its property is exempt or immune from jurisdiction of any Chosen Court or from any legal process commenced in the Chosen Courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (iii) that (A) the Action in any such court is brought in an inconvenient forum, (B) the venue of such Action is improper or (C) this Agreement, or the subject matter hereof, may not be enforced in or by such court.

(b) Each of the parties hereto hereby waives to the fullest extent permitted by applicable Law any right it may have to a trial by jury with respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement and the transaction contemplated hereby. Each of the parties hereto (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce that foregoing waiver and (b) acknowledges that it and the other hereto have been induced to enter into this Agreement and the transaction contemplated hereby, as applicable, by, among other things, the mutual waivers and certifications in this Section 2.8(b).

2.8 Assignment. This Agreement shall not be assigned (whether pursuant to a merger, by operation of law or otherwise), by any party without the express written consent of the other party.

2.9 Headings. The headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.

2.10 Copies. The parties each shall receive certified copies (in electronic form) and the tax office – section corporate income tax – a simple copy of this deed.

SCHEDULE 1

BUSINESS COMBINATION AGREEMENT

[Intentionally omitted.]

Schedule 1 to the Share Consideration and Loan Transfer Agreement

Exhibit A-1

Bosch Purchased Loans

Loan Description/Agreement	Loan Amount (as of June 30, 2021)
Shareholder Loan 1 Robert Bosch GmbH in the amount of EUR 6,374,262	EUR 7,343,149.58
granted on 14.08.2019
Shareholder Loan 2 Robert Bosch GmbH in the amount of EUR 10 million	EUR 11,053,054.44
Granted on 27.05.2020

Exhibit A-2

Bosch Additional Financing Loans

Loan Description/Agreement	Loan Amount

Exhibit A to the Share Consideration and Loan Transfer Agreement

Exhibit B-1

ADSH Purchased Loans

Loan Description/Agreement	Loan Amount (as of June 30, 2021)
Shareholder Loan 1 ads-tec Holding GmbH in the amount of EUR 3 million	EUR 3,100,047.95
Granted on 12.06.2019
Shareholder Loan 2 ads-tec Holding GmbH in the amount of EUR 2.97 million	EUR 3,069,047.45
Granted on 12.08.2019
Shareholder Loan 3 ads-tec Holding GmbH in the amount of EUR 1.4 million	EUR 1,655,494.13
Granted on 09.01.2020

Exhibit B-2

ADSH Additional Financing Loans

Loan Description/Agreement	Loan Amount

Exhibit B to the Share Consideration and Loan Transfer Agreement